SHAREHOLDER SERVICES AGREEMENT

         THIS AGREEMENT is made and entered into as of this 4th day of May, 2000, by and between Allied Asset Advisors Funds, a Delaware business trust (hereinafter referred to as the "Trust") and Rafferty Capital Markets, Inc. ("RCM"), a corporation organized and existing under the laws of the State of New York.

         WHEREAS, the Trust is an open-end management investment company which is registered under the Investment Company Act of 1940, as amended (the "1940 Act");

         WHEREAS, the Trust is authorized to create separate series, each with its own separate investment portfolio, along with separate classes of such series;

         WHEREAS, RCM is a corporation and, among other things, is in the business of providing or arranging for shareholder services; and

         WHEREAS, the Trust desires to retain RCM to act as shareholder servicing agent for each class of each series of the Trust listed on Exhibit A attached hereto, (each such class and each such series hereinafter referred to as a "class" and a "Fund", respectively), as may be amended from time to time.

         NOW, THEREFORE, in consideration of the mutual agreements herein made, the Trust and RCM agree as follows:

1. The Trust hereby appoints RCM to provide information and administrative services for the benefit of the Fund and its shareholders attributable to the class. In this regard, RCM shall appoint various broker-dealer firms and other service or administrative firms ("Firms") to provide related services and facilities for persons who are investors in the class of the Fund ("investors"). The Firms shall provide such office space and equipment, telephone facilities, personnel or other services as may be necessary or beneficial for providing information and services to investors. Such services and assistance may include, but are not limited to, establishing and maintaining accounts and records, processing purchase and redemption transactions, answering routine inquiries regarding the Fund and its special features, assistance to investors in changing dividend and investment options, account designations and addresses, and such other administrative services as the Trust or RCM may reasonably request. Firms may include affiliates of RCM. RCM may also provide some of the above services for the Fund directly.



         RCM accepts such appointment and agrees during such period to render such services and to assume the obligations herein set forth for the compensation herein provided. RCM shall for all purposes herein provided be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust. RCM, by separate agreement with the Trust, may also serve the Trust in other capacities. In carrying out its duties and responsibilities hereunder, RCM will appoint various Firms to provide administrative and other services described herein directly to or for the benefit of investors. Such Firms shall at all times be deemed to be independent contractors retained by RCM and not the Trust. RCM and not the Trust will be responsible for the payment of compensation to such Firms for such services.

2. For the administrative services described in Section 1, the Trust will pay to RCM at the end of each calendar month a shareholder service fee computed at an annual rate of up to 0.25 of 1% of the average daily net assets of the Fund attributable to the class. The current fee schedule is set forth as Exhibit B hereto. For the month and year in which this Agreement becomes effective or terminates, there shall be an appropriate proration on the basis of the number of days that the Agreement is in effect during such month and year, respectively. The services of RCM to the Trust under this Agreement are not to be deemed exclusive, and RCM shall be free to render similar services or other services to others.

3. The Trust shall assume and pay all charges and expenses of its operations not specifically assumed or otherwise to be provided by RCM under this Agreement.

4. This Agreement may be terminated at any time without the payment of any penalty by the Trust or by RCM on sixty (60) days written notice to the other party. Termination of this Agreement shall not affect the right of RCM to receive payments on any unpaid balance of the compensation described in Section 2 hereof earned prior to such termination. This Agreement may not be amended, modified or effected except by written instrument executed by all parties effected thereby.

5. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder shall not be thereby affected.

6. RCM is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Trust's Declaration of Trust and agrees that obligations assumed by the Trust pursuant to this Agreement shall be limited in all cases to the Trust and its assets, and if the liability relates to one or more series, the obligations hereunder shall be limited to the respective assets of such series. RCM further agrees that it shall not seek satisfaction of any such obligation from the shareholder or any individual shareholder of a series of the Trust, nor from the Trustees or any individual Trustee of the Trust.

7. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of Wisconsin. However, nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or regulation promulgated by the Securities and Exchange Commission thereunder.

8. Notices of any kind to be given by either party to the other party shall be in writing and shall be duly given if mailed or delivered as follows:

                  Notice to RCM shall be sent to:

                                    Rafferty Capital Markets, Inc.
                                    1130 Mamaroneck Avenue
                                    White Plains, NY 10605
                                    Telephone:  (914) 614-6330
                                    Facsimile:  (914) 614-6322

                           and notice to the Trust shall be sent to:

                                    Allied Asset Advisors Funds
                                    745 McClintock Drive, Suite 114
                                    Burr Ridge, IL  60521
                                    Telephone:  (630) 789-9191
                                    Facsimile:  (630) 789-9455

                           with a copy to:

                                    David A. Sturms
                                    Vedder, Price, Kaufman & Kammholz
                                    222 North LaSalle Street
                                    Chicago, IL 60601
                                    Telephone:     312-609-7500
                                    Facsimile:     312-609-5005


                                       [SIGNATURES APPEAR ON THE NEXT PAGE]


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer or one or more counterparts as of the day and year first written above.


ALLIED ASSET ADVISORS FUNDS

By:___________________
Name:_________________
Title:________________

         Attest:______________________

FIRSTAR MUTUAL FUND SERVICES, LLC

By:___________________
Name:_________________
Title:________________

         Attest:______________________




                                                                       EXHIBIT A

                           ALLIED ASSET ADVISORS FUNDS
----------------------------------------------------------- --------------------

FUND                                                        CLASS
----------------------------------------------------------- --------------------
Dow Jones Islamic Index Fund                                M Shares
----------------------------------------------------------- --------------------


                                                                       EXHIBIT B

                           ALLIED ASSET ADVISORS FUNDS
                          DOW JONES ISLAMIC INDEX FUND
                                FEE SCHEDULE FOR
                         SHAREHOLDER SERVICES AGREEMENT

Pursuant to Section 2 of the Shareholder Services Agreement to which this
Exhibit is attached, the Trust and RCM agree that the initial administrative service fee will be computed as described hereinafter. The Trust will pay RCM a fee at a rate sufficient to reimburse RCM for service fee payments made by RCM to broker-dealer firms and other financial services firms ("Firms") that are retained by RCM to provide information and administrative services for their clients as contemplated by Section 1 of the Agreement. RCM will pay Firms a service fee at an annual rate of up to .25% of net assets of the Fund attributable to the class of those accounts in the class of the Fund that they maintain and service. For this purpose, Firms shall only include broker-dealers and other financial services firms listed on the records of the Trust as "dealer of record," and shall not include RCM. In no event shall the fee paid to RCM exceed the limitations set forth in Section 2 of the Agreement.

Dated:  May 4, 2000


ALLIED ASSET ADVISORS FUNDS

By:______________________
Name:____________________
Title:___________________


         Attest:______________________________

RAFFERTY CAPITAL MARKETS, INC.

By:_____________________
Name:___________________
Title:__________________


         Attest:_______________________________